Exhibit 10.47

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment (“Amendment”) to the March 18, 2013 Employment Agreement (“Employment Agreement”) by and among Michelle Bryan (the “Executive”), Intelsat S.A. and Intelsat Management LLC is entered into by the undersigned parties.

WHEREAS, effective on or about December 24, 2018, Intelsat Management LLC will merge with and into Intelsat US LLC, with Intelsat US LLC being the surviving company (the “Merger”); and

WHEREAS, following the Merger, the Executive’s employment will be transferred from Intelsat Management LLC to Intelsat US LLC.

NOW THEREFORE, the parties agree as follows:

1.
Effective as of the consummation of the Merger, the Executive’s employment is transferred from Intelsat Management LLC to Intelsat US LLC, and the rights and obligations of Intelsat Management LLC under the Employment Agreement are hereby assigned to Intelsat US LLC. All references in the Employment Agreement to the Company shall be deemed to refer to Intelsat US LLC.

2.	The effectiveness of this Amendment is subject to the consummation of the Merger.

3.
As amended and modified by this Amendment, the Employment Agreement shall remain in full force and effect. For the sake of clarity, Executive agrees that the modifications provided in this Amendment shall not give Executive grounds to terminate his employment or the Employment Agreement for Good Reason (as defined in the Employment Agreement).

4.	If there is any conflict between the terms of the Employment Agreement and this Amendment, the terms of this Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of December 24, 2018.

INTELSAT S.A.

By:     /s/ Stephen Spengler
Name: Stephen Spengler
Title: Chief Executive Officer

INTELSAT MANAGEMENT LLC

By:     /s/ Jacques Kerrest
Name: Jacques Kerrest
Title: Manager

INTELSAT US LLC

By:     /s/ Stephen Spengler
Name: Stephen Spengler
Title: Chief Executive Officer

THE EXECUTIVE

/s/ Michelle Bryan
Michelle Bryan